Exhibit 99.1

                      Contacts:   Bill Chardavoyne
                                  Chief Financial Officer
                                  (310) 255-2229
                                  bchardavoyne@activision.com
                                  ---------------------------

                                  Kristin Mulvihill Southey
                                  Vice President, Investor Relations
                                  (310) 255-2635
                                  ksouthey@activision.com
                                  -----------------------

                                  Maryanne Lataif
                                  Vice President, Corporate Communications
                                  (310) 255-2704
                                  mlataif@activision.com
                                  ----------------------

Draft 4

            ACTIVISION ANNOUNCES RECORD SECOND QUARTER 2005 RESULTS

      - Net Revenues Hit Q2 All Time High, Increasing 164% Year Over Year -
         - Diluted E.P.S. Grew to $0.17 From a Loss Per Share of $0.08 -
                 - Net Revenues for Six Month Period Rise 89% -
                      - Company Increases FY 2005 Outlook -

     Santa Monica, CA - October 26, 2004 - Activision, Inc. (Nasdaq: ATVI) today announced financial results for the second fiscal quarter ended September 30, 2004.

     Net revenues were $310.6 million, an increase of $193.1 million or 164%, as compared to net revenues of $117.5 million reported for the second quarter last fiscal year. Net income for the second fiscal quarter was $25.5 million, as compared with a net loss for the second fiscal quarter last year of $10.1 million. Earnings per diluted share were $0.17, as compared with a loss per share of $0.08 reported for the same period last year.

     Net revenues for the six-month period ended September 30, 2004, were $521.9 million, an increase of $245.7 million or 89%, as compared to net revenues of $276.2 million reported for the six-month period of last fiscal year. Net income for the six-month period was $37.5 million, or earnings per diluted share of $0.24, as compared with net loss of $5.9 million, or a loss per share of $0.04, reported for the same period last year.

                                     (more)

Activision Announces Q2 FY 2005 Results

     Robert A. Kotick, Chairman and CEO of Activision, stated, "In addition to delivering record net revenues and earnings for the quarter, we also significantly increased our market position in North America and Europe. As of this date, five of our games have shipped more than one million units each and three of those titles have achieved multi-million unit status. Our focus on big propositions is yielding tremendous results worldwide. As we look to the future, we will continue to leverage our increasing portfolio of franchises as we expand and strengthen our competitive position."

     Kotick continued, "We are very excited about future growth opportunities that will result from the Nintendo(R) DS, PlayStation(R) Portable, wireless gaming, in-game advertising and the next-generation of console hardware. These emerging opportunities combined with the ever increasing installed base of console hardware and our strong portfolio of brands should enable us to continue growing our revenues, earnings and operating margin as we have over the past several years."

Business Highlights

     Activision's second quarter results were driven by strong worldwide sales of Spider-Man 2(TM), which was the comany's best-selling title for the quarter, and newly released games across all platforms including Doom 3(TM), Rome: Total War(TM) and Call of Duty: United Offensive(TM) for the PC, X-Men (TM) Legends and DreamWorks' Shark Tale for the PlayStation(R) 2 computer entertainment system, Xbox(R) video game system from Microsoft and Nintendo(R) Game Cube(TM) and DreamWorks' Shark Tale for the Nintendo Game Boy(R) Advance and PC. The company's catalogue titles Shrek 2 (TM), Tony Hawk's Underground and True Crime:
Streets of L.A. (TM) also performed well.

     The company strengthened its market position worldwide resulting in a number of unprecedented rankings. Activision was the #1 PC publisher in North America for the month of August, according to NPD Techworld; the #1 publisher overall in the U.K. for the months of July and August, according to Chart Track; and the #1 publisher overall in Germany and the #2 publisher overall in France for the month of August, according to Media Control and GfK respectively.

     Other highlights include:

     o On October 21, Activision confirmed that based on strong consumer response to its action role playing game X-Men Legends, the company is developing a sequel based on the ever-popular Marvel franchise with Raven Software.

     o According to NPD, Doom 3 is the #1 best-selling PC game in North America year to date.

                                     (more)

Activision Announces Q2 FY 2005 Results

     o On October 18, Activision announced that the company is launching a groundbreaking test with Nielsen Entertainment using its newly released Tony Hawk's Underground 2 game to determine how long and how often players interact with brands. The Chrysler Group will be the first advertiser to take part in the test, which will measure consumer interaction with the Jeep(R) brand.

     o Additionally on October 18, Activision and Nielsen Entertainment announced the results of a new study that examined the ability of game players to recall brand name products that were integrated within the video game experience. Among the study's key findings were: brands with which gamers must actively interact substantially impact consumer awareness and recall; and that highly integrated ads tend to enhance a gamer's interest in purchasing the advertised products.

     o On October 13, Activision confirmed that the company is in development on new games based on Spider-Man 2(TM) and Tony Hawk's Underground 2 which are expected to be launch titles for SCEA'S PlayStation(R) Portable Entertainment Platform.

     o On September 22, Activision announced that the company's first title for the Nintendo(R) DS video game platform will be a new video game based on Spider-Man 2, which is currently the #1 best-selling movie game of 2004 according to NPD Funworld.

Company Outlook

     Activision also increased its outlook for fiscal 2005. For the full fiscal year, the company expects net revenues of $1.15 billion, an increase of $50 million, and earnings per diluted share of $0.75. The company's previous fiscal year outlook was $1.10 billion in net revenues and earnings per diluted share of $0.69.

     For the third quarter, the company expects net revenues of $500 million and earnings per diluted share of $0.49 as compared to its previous outlook of $515 million in net revenues and earnings per diluted share of $0.52. The change in Activision's third quarter outlook was based on over performance of its titles in the second quarter, which the company expects will result in lower likelihoods of reorders during the third quarter, and the movement of Doom 3 for the Xbox into the fourth quarter. For the fourth quarter, Activision expects net revenues of $128 million and earnings per diluted share of $0.01, as compared with its previous outlook of net revenues of $120 million and earnings per diluted share of $0.01.

                                     (more)

Activision Announces Q2 FY 2005 Results

     Kotick continued, "We are on track to deliver another record year of net revenues and operating margin. Our net revenues exceeded $1 billion for the trailing 12 month period. We ended the quarter with more than $600 million in cash and short term investments. For the trailing 12 months, free cash flow was $122 million and return on invested capital was 42%."

     Looking ahead to the third quarter, Activision's slate will be driven by Tony Hawk's Underground 2 and Lemony Snicket's A Series of Unfortunate Event(TM) for the PlayStation 2 computer entertainment system, Xbox video game system, Nintendo GameCube, Nintendo Game Boy Advance and the PC; Call of Duty: Finest Hour(TM) for the PlayStation 2 computer entertainment system, Xbox video game system and Nintendo GameCube; Vampire: The Masquerade(R)-Bloodlines(TM) and Shrek 2: Team Action for the PC; Spider-Man 2 for the Nintendo DS and Shrek 2(TM): Beg for Mercy! for the Nintendo Game Boy Advance.

Non-GAAP Financial Measures

     The company's press release includes the non-GAAP financial measures of "free czsh flow" and "return on invested capital." A reconciliation of these non-GAAP financial measures to the most comparable GAAP financial measure appears at the end of this press release.

Conference Call

     Today at 4:30 p.m. EDT, Activision's management will host a conference call and Webcast to discuss its second quarter fiscal year 2005 results and outlook. The company welcomes all members of the financial and media communities to visit the "Investor Relations" area of www.activision.com to listen to the conference call via live Webcast or to listen to the call live by dialing into (913) 981-4903 in the U.S.

About Activision

     Headquartered in Santa Monica, California, Activision, Inc. is a leading worldwide developer, publisher and distributor of interactive entertainment and leisure products. Founded in 1979, Activision posted net revenues of $948 million for the fiscal year ended March 31, 2004.

     Activision maintains operations in the U.S., Canada, the United Kingdom, France, Germany, Italy, Japan, Australia, Scandinavia and the Netherlands. More information about Activision and its products can be found on the company's World Wide Web site, which is located at www.activision.com.

                                     (more)

Activision Announces Q2 FY 2005 Results

Note: The statements made in this press release that are not historical facts are "forward looking" statements. These forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties. The company cautions readers of this press release that a number of important factors could cause Activision's actual future results to differ materially from those expressed in any such forward-looking statements.

Such factors include, without limitation, product delays, retail acceptance of our products, industry competition, rapid changes in technology and industry standards, protection of proprietary rights, maintenance of relationships with key personnel, vendors and third-party developers, international economic and political conditions, integration of recently acquired subsidiaries and identification of suitable future acquisition opportunities.

These important factors and other factors that potentially could affect the company's financial results are described in our filings with the Securities and Exchange Commission, including the company's most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Readers of this press release are referred to such filings. The company may change its intention, belief or expectation, at any time and without notice, based upon any changes in such factors, in the company's assumptions or otherwise. The company undertakes no obligation to release publicly any revisions to its forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

                               (Tables to Follow)

ACTIVISION, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except earnings per share data)

                                                          Six Months
                       Quarter ended  September 30,    ended September 30,
                              2004       2003          2004         2003

                          ----------  ------------  -----------  -----------

Net revenues              $  310,626  $   117,523  $   521,902   $   276,248
Costs and expenses:
 Cost of sales
    - product costs          123,177       72,391      212,265       149,001
 Cost of sales
    - software royalties
     and amortization         46,363       11,397       58,646        26,895
 Cost of sales
    - intellectual
     property licenses        17,551        7,401       35,199        17,544
 Product development          19,881       15,894       40,986        29,474
 Sales and marketing          53,234       17,237       94,968        43,522
 General and administrative   15,762       10,136       29,447        21,599
                          ----------  ------------  -----------  -----------
  Total operating expenses   275,968      134,456      471,511       288,035

Operating income (loss)       34,658      (16,933)      50,391       (11,787)
Investment income, net         2,645        1,404        4,757         2,661

Income (loss) before
provision for
income taxes                  37,303      (15,529)      55,148        (9,126)
Provision (benefit)
 for income taxes             11,760       (5,436)      17,648        (3,196)
                          ----------  ------------  -----------  -----------
Net income (loss)         $   25,543  $   (10,093)  $   37,500   $    (5,930)
                          ==========   ==========   ==========   ===========

Basic earnings
 per share                $     0.18  $     (0.08)  $     0.27   $     (0.04)
Weighted average
 common shares outstanding   138,505      132,243      138,137        132,158

Diluted earnings
 per share                $    0.17   $     (0.08)   $    0.24   $     (0.04)
Weighted average
 common shares
 outstanding assuming
 dilution                    152,685       132,243      153,127       132,158


Share and earnings per share data have been restated to reflect our three-for-two stock split for shareholders of record as of February 23, 2004, paid March 15, 2004.

ACTIVISION, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
                                         September 30,    March 31,
                                             2004           2004
                                        -------------   -------------
ASSETS
 Current assets:
   Cash, cash equivalents and
     short-term investments             $     606,087   $     587,649
   Short-term investments                         -                 -
   Accounts receivable, net                   138,586          62,577
   Inventories                                 63,690          26,427
   Software development                        79,432          58,320
   Intellectual property licenses              15,945          32,115
   Deferred income taxes                       21,203          26,127
   Other current assets                        29,930          18,660
                                        -------------   -------------
     Total current assets                     954,873         811,875
                                        =============   =============

   Software development                        21,023          28,386
   Intellectual property licenses              19,885          16,380
   Property and equipment, net                 24,712          25,539
   Deferred income taxes                        5,056           9,064
   Other assets                                 1,018           1,080
   Goodwill                                    77,602          76,493
                                        -------------   -------------
     Total assets                           1,104,169  $      968,817

LIABILITIES AND SHAREHOLDERS' EQUITY
 Current liabilities:
   Current portion of long-term debt    $           -   $           -
   Accounts payable                           103,001          72,874
   Accrued expenses                           113,341          63,205
                                        -------------   -------------
     Total current liabilities                216,342         136,079

 Long-term debt, less current portion               -               -
 Deferred income taxes                              -               -
 Convertible subordinated notes
                                        -------------   -------------
     Total liabilities                        216,342         136,079

 Shareholders' equity:
   Common stock                                    -                -
   Additional paid-in capital                 777,337         758,626
   Retained earnings                          245,779         208,279
   Treasury stock                            (144,128)       (144,128)
   Accumulated other
    comprehensive income                        8,839           9,961
                                        -------------   -------------
     Total shareholders' equity               887,827         832,738

     Total liabilities and
       shareholders' equity             $   1,104,169   $     968,817
                                        =============   =============

ACTIVISION, INC. AND SUBSIDIARIES
FINANCIAL INFORMATION
For the Quarter and Six Months Ended September 30, 2004 and 2003
(Amounts in thousands)

                                                                                                              Percent
                                                                                                               Increase
                                                                    Quarter Ended                             (Decrease)
                                            September 30, 2004                    September 30, 2004
                                          Amount        % of Total                Amount  % of Total

Geographic Revenue Mix
         United States                  $   157,705          51%                 $  46,450      40%             240%
         International                      152,921          49%                    71,073      60%             115%
                                        ------------        ----                ----------    -----            -----
         Total net revenues             $   310,626         100%                 $ 117,523     100%             164%


Activity/Platform Mix
Publishing:
         Console                        $   145,542          55%                $   46,019      64%             216%
         Hand-held                           23,669           9%                     4,187       6%             465%
         PC                                  97,184          36%                    21,590      30%             350%
                                        ------------        ----               -----------    -----            -----
         Total publishing               $   266,395          86%                $   71,796      61%             271%

Distribution:
         Console                        $    29,929          68%                $   33,188      73%             -10%
         Hand-held                            3,556           8%                     4,730      10%             -25%
         PC                                  10,746          24%                     7,809      17%              38%
                                        ------------        ----               -----------    -----            -----
         Total distribution             $    44,231          14%                $   45,727      30%              -3%
                                        ------------        ----               -----------    -----            -----
         Total net revenues             $   310,626         100%                $  117,523     100%             164%
                                        ============        ====               ===========    =====            =====



                                                                                                               Percent
                                                                                                               Increase
                                                                Six Months Ended                              (Decrease)
                                            September 30, 2004                    September 30, 2003
                                          Amount        % of Total                Amount  % of Total
Geographic Revenue Mix
         United States                  $   282,896          54%                 $ 129,189      47%             119%
         International                      239,006          46%                   147,059      53%              63%
                                        ------------        ----                ----------    -----            -----
         Total net revenues             $   521,902         100%                 $ 276,248     100%              89%


Activity/Platform Mix
Publishing:
         Console                        $   264,669          62%                $  134,503      72%              97%
         Hand-held                           42,099          10%                     8,783       5%             379%
         PC                                 121,279          28%                    42,915      23%             183%
                                        ------------        ----               -----------    -----            -----
         Total publishing               $   428,047          82%                $  186,201      67%             130%

Distribution:
         Console                        $    69,123          74%                $   68,530      76%               1%
         Hand-held                            7,211           8%                     7,642       9%              -6%
         PC                                  17,521          19%                    13,875      15%              26%
                                        ------------        ----               -----------    -----            -----
         Total distribution             $    93,855          18%                $   90,047      33%               4%
                                        ------------        ----               -----------    -----            -----
         Total net revenues             $   521,902         100%                $  276,248     100%              89%
                                        ============        ====               ===========    =====            =====



ACTIVISION, INC. AND SUBSIDIARIES
FINANCIAL INFORMATION
For the Quarter and Six Months Ended September 30, 2004 and 2003




                                           Quarter Ended       Quarter Ended           Six Months Ended          Six Months Ended
                                        September 30, 2004   September 30, 2003       September 30, 2004        September 30, 2003
Publishing Net Revenues

         PC                                    36%                  30%                      28%                      23%
-----------------------------------         -----------        ------------             ------------             ------------
         Console                               55%                  64%                      62%                      72%
-----------------------------------         -----------        ------------             ------------             ------------
                  PlayStation  2               33%                  32%                      37%                      35%
                  Microsoft Xbox               14%                  18%                      15%                      26%
                  Ninetendo GameCube            8%                   4%                      10%                       5%
                  Playstation                   0%                  10%                       0%                       6%

         Hand-held                              9%                   6%                      10%                       5%
-----------------------------------         -----------        ------------             ------------             ------------
                  Game Boy Advance              9%                   5%                      10%                       5%
                  Game Boy Color                0%                   1%                       0%                       0%
-----------------------------------         -----------        ------------             ------------             ------------
         Total publishing net revenues        100%                 100%                     100%                     100%
======================================      ===========        ============             ============             ============

ACTIVISION, INC. AND SUBSIDIARIES
Non-GAAP Disclosures
Free Cash Flow

(In thousands)

                                               Trailing Twelve   Three Months     Three Months     Three Months         Three Months
                                                  Months            Ended            Ended            Ended                Ended
                                               09/30/2004        09/30/2004       06/30/2004       03/31/2004           12/31/2003

Net Cash Provided by Operating Activities      $130,202          $62,846          $(52,136)        $21,069              $98,423

Less: Capital Expenditures                     $(8,204)          $(2,562)         $(1,881)         $(2,521)             $(1,240)

Free Cash Flow                                 $121,998          $60,284          $(54,017)        $18,548              $97,183

ACTIVISION, INC. AND SUBSIDIARIES
Non-GAAP Disclosures
Return on Invested Capital
(In thousands)

                                               Trailing Twelve   Three Months     Three Months     Three Months         Three Months
NET OPERATING PROFIT AFTER TAXES               Months            Ended            Ended            Ended                Ended
                                               09/30/2004        09/30/2004       06/30/2004       03/31/2004           12/31/2003

Net income                                     $121,145          $25,543          $11,957          $6,664               $76,981
Less:
Investment income                              (8,272)           (2,645)          (2,112)          (2,051)              (1,464)
Tax effect on Investment income (B)             2,703             846              697              677                  483
Net Operating Profit After Taxes               $115,576          $23,744          $10,542          $5,290               $76,000

INVESTED CAPITAL

Total assets (A)                               $1,040,030        $1,104,169       $985,841         $968,817             $1,101,291
Less:
Cash and short term investments (A)            571,140           606,087          539,146          587,649              551,677
Current liabilities (A)                        196,034           216,342          132,092          136,079              299,623
Invested capital                               $272,856          $281,740         $314,603         $245,089             $249,991

Return on Invested Capital                     42%               8%               3%               2%                   30%


(A) Amounts for the trailing twelve months represent averages of the previous four fiscal quarters
(B) Tax effectd represents investment income multiplied by our effective tax rate.